Exhibit 99.1

FROM:	Porter, Le Vay & Rose, Inc.
Michael J. Porter, President
212-564-4700

COMPANY	John Aglialoro
CONTACT:	Chairman & CEO
508-533-4300

FOR IMMEDIATE RELEASE

CYBEX ANNOUNCES Q2 RESULTS;

PRO FORMA EPS OF $.10 vs $.07

MEDWAY, MA, August 3, 2006 — Cybex International, Inc. (AMEX: CYB), a leading exercise equipment manufacturer, today reported results for the second quarter ended July 1, 2006. Net sales for the second quarter 2006 were $29,951,000, compared to $27,197,000 for the corresponding 2005 period, an increase of 10.1%. For the six months ended July 1, 2006, net sales were $58,863,000, compared to $51,956,000 for 2005, an increase of 13.3%. On a GAAP basis, the Company reported net income for the second quarter of 2006 of $16,108,000, or $0.96 per diluted share, and for the six months ended July 1, 2006 of $16,775,000, or $1.03 per diluted share. Excluding a second quarter 2006 reduction of the valuation reserve for deferred taxes, the Company’s second quarter 2006 pro forma net income would have been $1,687,000, or $0.10 per diluted share, compared to net income for the second quarter of 2005 of $1,038,000, or $0.07 per diluted share. The pro forma net income for the six months ended July 1, 2006 would have been $2,354,000, or $0.14 per diluted share, compared to net income of $1,157,000, or $0.07 per diluted share for the corresponding 2005 period.

Actual GAAP results for the second quarter ended July 1, 2006, include a $14,421,000 reduction in the Company’s deferred tax valuation reserve, resulting in a net tax benefit of $14,359,000 and $14,296,000, respectively, for the three and six months ended July 1, 2006. In 2002 the Company recorded a $20,773,000 non-cash charge to establish a valuation reserve for deferred taxes. During the second quarter ended July 1, 2006, the Company reevaluated the need for a valuation allowance in accordance with SFAS No. 109, “Accounting for Income Taxes,” as a result of the cumulative profits generated in the most recent three year period as well as other positive evidence, including the repayment of outstanding debt and the Company’s stock offering, which was completed in May 2006. Accordingly, the net deferred tax asset of $14,421,000 at July 1, 2006 represents the amount that management believes is more likely than not to be realized. At July 1, 2006, the remaining valuation allowance is approximately $6,600,000. Management will continue to assess the need for the remaining valuation allowance in future periods.

John Aglialoro, Chairman and CEO, stated, “We are working hard to accelerate our re-entry into the high-end consumer fitness equipment market. CYBEX is expanding its specialty fitness dealer relationships and expects to begin shipping two premium consumer products by the end of 2006. This will mean incurring expenses planned for 2007 beginning in the third quarter of 2006. However, the Company believes these investments will begin paying off in the fourth quarter of 2006 and will provide a good foundation for 2007 and beyond.”

Cybex International, Inc. is a leading manufacturer of premium exercise equipment for commercial and consumer use. The CYBEX product line includes a full range of both strength training and cardio training machines sold worldwide under the CYBEX brand. Products and programs are designed and engineered to reflect the natural movement of the human body, assisting each unique user – from the professional athlete to the first-time exerciser – to improve daily human performance. For more information on CYBEX and its product line, please visit the Company’s website at www.cybexinternational.com.

This news release may contain forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made above. These include, but are not limited to, competitive factors, technological and product developments, market demand, economic conditions, the resolution of litigation involving the Company, and the ability of the Company to comply with the terms of its credit facilities. Further information on these and other factors which could affect the Company’s financial results can be found in the Company’s previously filed Report on Form 10-K, its Reports on Form 10-Q, its Current Reports on Form 8-K, and its proxy statement dated April 4, 2006.

- Financial Tables to Follow -

CYBEX INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - ACTUAL

(In thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2006	June 25, 2005	July 1, 2006	June 25, 2005
Net sales	$29,951	$27,197	$58,863	$51,956
Cost of sales	19,089	17,546	37,450	33,450

Gross profit	10,862	9,651	21,413	18,506
As a percentage of sales	36.3%	35.5%	36.4%	35.6%
Selling, general and administrative expenses	8,659	7,966	17,921	16,049

Operating income	2,203	1,685	3,492	2,457
Interest expense, net	454	619	1,013	1,215

Income before income taxes	1,749	1,066	2,479	1,242
Income tax provision (benefit)	(14,359)	28	(14,296)	85

Net income	$16,108	$1,038	$16,775	$1,157

Basic net income per share	$1.00	$.07	$1.08	$.08

Diluted net income per share	$.96	$.07	$1.03	$.07

Shares used in computing basic net income per share	16,041	15,121	15,599	15,113

Shares used in computing diluted net income per share	16,727	15,690	16,287	15,708

-more-

CYBEX INTERNATIONAL, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2006	June 25, 2005	July 1, 2006	June 25, 2005
Net sales	$29,951	$27,197	$58,863	$51,956
Cost of sales	19,089	17,546	37,450	33,450

Gross profit	10,862	9,651	21,413	18,506
As a percentage of sales	36.3%	35.5%	36.4%	35.6%
Selling, general and administrative expenses	8,659	7,966	17,921	16,049

Operating income	2,203	1,685	3,492	2,457
Interest expense, net	454	619	1,013	1,215

Income before income Taxes	1,749	1,066	2,479	1,242
Income taxes	62	28	125	85

Net income	$1,687	1,038	2,354	1,157

Basic net income per share	$0.11	$0.07	$0.15	$0.08

Diluted net income per share	$0.10	$0.07	$0.14	$0.07

Shares used in computing basic net income per share	16,041	15,121	15,599	15,113

Shares used in computing diluted net income per share	16,727	15,690	16,287	15,708

-more-

CYBEX INTERNATIONAL, INC.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended July 1, 2006			Six Months Ended July 1, 2006
	Actual Results	Adjustments	ProForma Results	Actual Results	Adjustments	ProForma Results
Net Sales	$29,951	$—	$29,951	$58,863	$—	$58,861
Cost of sales	19,089	—	19,089	37,450	—	37,450

Gross Profit	10,862	—	10,862	21,413	—	21,413
Selling, general and administrative expenses (SG&A)	8,659	—	8,659	17,921	—	17,921

Operating income	2,203	—	2,203	3,492	—	3,492
Interest expense, net	454	—	454	1,013	—	1,013

Income before Income taxes	1,749	—	1,749	2,479	—	2,479
Income tax provision (benefit)	(14,359)	14,421	62	(14,296)	14,421	125

Net income	$16,108	$(14,421)	$1,687	$16,775	$(14,421)	$2,354

Basic net income per share	$1.00	$(.89)	$0.11	$1.08	$(.93)	$0.15

Diluted net income per Share	$.96	$(.86)	$0.10	$1.03	$(.89)	$0.14

Shares used in computing basic net income per share	16,041		16,041	15,599		15,599

Shares used in computing diluted net income (loss) per share	16,727		16,727	16,287		16,287

-more-

CYBEX INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	July 1, 2006	December 31, 2005
ASSETS

Current assets:
Cash	$526	$807
Accounts receivable, net	14,860	18,320
Inventories	8,802	9,258
Prepaid expenses and other	3,610	2,707
Deferred tax asset	2,092	—

Total current assets	29,890	31,092
Property and equipment, net	11,673	12,124
Goodwill	11,247	11,247
Deferred tax asset	12,329	—
Other assets	852	1,209

	$65,991	$55,672

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current maturities of long-term debt	$—	$3,929
Current portion of capital leases	374	481
Accounts payable	4,885	5,918
Accrued expenses	16,023	16,286

Total current liabilities	21,282	26,614
Long-term debt	—	9,730
Capital leases, excluding current portion	187	332
Other liabilities	2,099	2,808

Total liabilities	23,568	39,484
Stockholders’ equity	42,423	16,188

	$65,991	$55,672

#####